Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 33-99216) and Forms S-3 (Nos. 33-88670 and 33-93812) of Chelsea GCA
Realty, Inc. and Form S-3 (No. 33-98136) of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. and in the related Prospectus of our report dated February 12, 1997, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        Ernst & Young LLP

New York, New York
February 12, 1997